Exhibit 99-B.4.7

                    Aetna Life Insurance and Annuity Company
                        Home Office: 151 FARMINGTON AVE.
                           HARTFORD, CONNECTICUT 06156
                                  203-273-0123

                               Herein called Aetna


Agrees to pay the benefits stated in this Contract.






DETAILS OF VARIABLE FEATURES OF THIS CONTRACT ARE IN THE DEPOSIT, RESERVE, AND SURRENDER PROVISIONS, AND ANNUITY PROVISIONS.


                                 RIGHT TO CANCEL

The Owner may cancel this Contract within 10 days of receiving it, by sending a written notice to Aetna at the above address or to the agent from whom it was purchased. Aetna will return all payments made for this Contract within 7 days after it receives the notice of cancellation and this Contract.


This page, the following pages, and the application, make up the entire
Contract.

Signed at the Hartford, Connecticut on the Date of Issue.

     /s/ Stephen B. Middlebrook                    /s/ William O. Bailey
           Secretary                                     President



                       INDIVIDUAL SINGLE DEPOSIT CONTRACT
                    VARIABLE OR FIXED ANNUITY OR COMBINATION
                                NON-PARTICIPATING

               ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT,
           WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT,
         ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

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
                                 SPECIFICATIONS


Annuitant                             Contract No.

Date of Issue



Deduction from Deposit - The amount of the Net Deposit applied will be the deposit received minus a deduction for premium taxes, if any then deducted (see Deposit, Reserve, and Surrender Provisions of this Contract).

Deductions From The Separate Account And The Funds - Total deductions equal 1.5% on an annual basis. Once Annuity payments begin, Aetna must earn a gross return on the assets of the Separate Account of: (a) 5% on an annual basis if an assumed net return rate of 3.5% is chosen; or (b) 6.5% on an annual basis if an assumed net return rate of 5% is chosen; in order that the dollar amount of the Variable Annuity payments will not decrease.



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                                       2

                                   COVER SHEET

This Contract is a legal contract between Owner and Aetna.

READ THIS CONTRACT CAREFULLY. This cover sheet is only a brief outline of some of the important features of this Contract. This cover sheet is not the insurance contract. Only the actual terms of this Contract will control. This Contract sets forth, in detail, all of the rights and obligations of both you and Aetna. IT IS THEREFORE IMPORTANT THAT YOU READ THIS CONTRACT CAREFULLY.


                                TABLE OF CONTENTS

                                                                            Page
                               GENERAL DEFINITIONS
1.    Annuity.................................................................5
2.    Fixed Annuity...........................................................5
3.    Variable Annuity........................................................5
4.    General Account.........................................................5
5.    Separate Accounts.......................................................5
6.    Fund(s).................................................................5
7.    Valuation Period........................................................5

                               GENERAL PROVISIONS

1.    Contract................................................................6
2.    Incontestability........................................................6
3.    Ownership, Claims of Creditors..........................................6
4.    Beneficiary.............................................................6
5.    Misstatements and Adjustments...........................................6
6.    State Laws..............................................................6
7.    Non-Participating Contract..............................................7

                   DEPOSIT, RESERVE, AND SURRENDER PROVISIONS

1.    Net Deposit(s)..........................................................7
2.    Credit of Net Deposit...................................................7
3.    Guaranteed Interest Rate - General Account..............................7
4.    Record Units - Separate Account.........................................7
5.    Investment Increment Factors - Separate Account.........................9
6.    Record Unit Value - Separate Account....................................9
7.    Reserve................................................................10
8.    Transfer of Reserve....................................................10
9.    Notice to the Owner....................................................10
10.   Sum Payable at Death (Before Annuity Payments Start)...................10
11.   Surrender Value........................................................11
12.   Table of Minimum Values - General Account..............................11

                               ANNUITY PROVISIONS

1.    Choices to be Made.....................................................13


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

2.    Fund(s) Annuity Units - Separate Account...............................13
3.    Fund(s) Annuity Unit Value - Separate Account..........................14
4.    Annuity Options........................................................14
6.    Other Terms of Annuity Options.........................................25
7.    Death of Annuitant/Beneficiary.........................................25



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
                               GENERAL DEFINITIONS

1.       ANNUITY - Payment of an income:

         (a)      for the life of one or two people;

         (b)      for a stated period;

         (c)      for some mix of (a) and (b); or

         (d)      until there are no funds left.

2. FIXED ANNUITY - An Annuity of a fixed dollar amount paid from the General Account.

3. VARIABLE ANNUITY - An Annuity of a varying dollar amount paid from the Separate Account.

4. GENERAL ACCOUNT - The Account which holds the assets of Aetna, other than those assets of Aetna in the Separate Accounts. Reserves for a Fixed Annuity are held in the General Account.

5. SEPARATE ACCOUNTS - Accounts set up by Aetna under the Connecticut Insurance Laws. Assets for this class of variable contracts are set apart from other assets of Aetna. Reserves for a Variable Annuity are held in a Separate Account and invested in shares of Fund(s).

6. FUND(S) - The open-end management investment companies (mutual funds) registered under the Investment Company Act of 1940. They are:

         (a)  Aetna Variable Fund, Inc. (Variable Fund);

         (b)  Aetna Variable Encore Fund, Inc. (Encore Fund);

         (c)  Aetna Income Shares, Inc. (Income Fund); and

         (d)  Other funds (if any) which Aetna may allow.

7. VALUATION PERIOD - The period of time from the end of one business day to the end of the next business day.



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
                               GENERAL PROVISIONS

1.       Contract

         This Contract may be changed only by an officer of Aetna. Any change must be made in writing. Any choices under this Contract by the Owner, Annuitant or beneficiary must be in writing. Until receipt of such choices in the Home Office of Aetna, Aetna may rely on any previous choices made.

         Aetna will make Annuity payments as and when due. Any other payments will be made by Aetna within 7 days of receipt of the written claim for payment.

2.       Incontestability

         Aetna cannot cancel this Contract because of any error of fact on the application.

3.       Ownership; Claims of Creditors

         The Owner shall be as stated on the application, or as later changed by the Owner. During the lifetime of the Annuitant, all of the benefits and rights granted by this Contract, or allowed by Aetna, belong to the Owner.

         This Contract may not be:

         (a)  subject to the claims of any creditors; and

         (b)  sold, assigned, or pledged to other than Aetna.

4.       Beneficiary

         The beneficiary shall be as stated on the application, or as later changed by the Owner. If no beneficiary is living at the death of the Annuitant, payment of any amount due will be made to the Owner or to the estate of the Owner.

5.       Misstatements and Adjustments

         If the age or sex of any payee is found to be misstated, the correct facts will be used to adjust payments.

6.       State Laws

         This Contract follows the laws of the state in which it is delivered. Any cash, death or Annuity payments are equal to or greater than the minimum required by such laws.

7.       Non-Participating Contract


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                                       6

         The Owner will have no right to share in the earnings of Aetna.

                   DEPOSIT, RESERVE, AND SURRENDER PROVISIONS

1.       Net Deposit

         The Net Deposit is the single deposit minus a charge to pay premium taxes, if any. As a rule, Aetna will take this charge out of the Reserve (see below) when annuity payments are to start. But, if Aetna determines that it must pay any imposed premium tax at any other time, it may take out the charge at any time.

2.       Credit of Net Deposit

         On the basis of information supplied by the Owner, Aetna will credit the Net Deposit in either:

         (a)      the General Account;

         (b) the Separate Account where it is invested in Fund(s) as directed by the Owner; or

         (c)      a mix of (a) and (b).

3.       Guaranteed Interest Rate - General Account

         On a Net Deposit made to the General Account, Aetna will add interest daily at an annual rate no less than:

         (a)  4% except under the Annuity Provisions; and

         (b)  3.5% under the Annuity Provisions.

         Aetna may add interest daily at any higher rate.

4.       Record Units - Separate Account

         The portion of the Net Deposit applied to the Separate Account Fund(s) will determine the number of Record Units. This number is equal to the Net Deposit divided by the Record Unit Value (see below) for the Valuation Period when the Net Deposit is received.



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                                       7

5.       Investment Increment Factors - Separate Account

         Investment Increment Factors are those items used to determine a Fund's net return factor for each Valuation Period. The net return factor(s) are then used to compute all Separate Account values and payments.

         The gross return is equal to:

         (a)      investment income; plus

         (b)      realized and unrealized capital gains; minus

         (c)      realized and unrealized capital losses; minus

         (d)      certain investment expenses; and minus

         (e) a daily charge at an annual rate of .25% for investment management expense and profit.

         The gross return is divided by the net assets of the Fund at the start of the Valuation Period to compute the gross return rate. A gross return rate may be more or less than 0. The net return rate is equal to:

         (a)      the gross return rate; plus or minus

         (b) taxes (or charges to a tax reserve) on the Separate Account; and minus

         (c) a daily charge at an annual rate of 1.25% for annuity mortality and expense risks and profit.

         A net return rate may be more or less than 0.

         The net return factor for each Fund is equal to the net return rate plus 1.000000.

6.       Record Unit Value - Separate Account

         The Record Unit Value of each Separate Account Fund is computed by multiplying the net return factor for the current Valuation Period by the Record Unit Value for the previous Period. The dollar value of Record Units, Separate Account Reserves, and Variable Annuity payments may go up or down due to investment gain or loss.



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                                       8

7.       Reserve

         The Reserve is equal to:

         (a)      the Net Deposit credited to the General Account (if any); plus

         (b)      General Account interest added by Aetna; plus

         (c)      the value of Separate Account Record Units (if any); and minus

         (d)      any amounts previously surrendered.

8.       Transfer of Reserve

         The Owner may transfer any portion of the Reserve from any Fund to any other Fund or to the General Account. The Reserve cannot be transferred from the General Account to any of the Funds. A transfer of the Reserve cannot be made within 90 days of a previous transfer.

9.       Notice to the Owner

         Aetna will notify the Owner each year of:

         (a)      the investments held in the Fund(s) for the Separate Account;
                  and

         (b)      the number of record units; or

         (c)      the number of annuity units; and

         (d)      the value of a unit.

         Such number or values will be as of a date no more than 60 days before the date of the notice.

10.      Sum Payable at Death (Before Annuity Payments Start)

         Aetna will pay to the beneficiary the Reserve if:

         (a)      the participant dies before Annuity payments start; and

         (b)      the notice of death is received by Aetna.

         The sum paid will be the Reserve on the date when the notice is received. The beneficiary may choose to apply any sum under Annuity Options (see Annuity Provisions).



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
11.      Surrender Value

         The owner, before Annuity payments start, may choose to surrender all or a portion of the Reserve. The amount paid by Aetna on any surrender will be the Reserve surrendered less a percentage charge. The charge will vary according to the period of time between the Date of Issue and the date of surrender, as follows:

                      If period of time is                 Charge
                      Less than 5 years                       5%
                      From 5 to 6 years                       4%
                      From 6 to 7 years                       3%
                      From 7 to 8 years                       2%
                      From 8 to 9 years                       1%
                      9 or more years                        None

         In no event, however, will the charge on a total surrender exceed 9% of the actual deposit made to that Account.

         Under certain emergency conditions, Aetna has the right to defer payment of any surrender value as provided by federal or state law.

12.      Table of Minimum Values - General Account

         The Table below shows minimum (Fixed) General Account values at the end of contract years. These values assume:

         (a)  the deposit to the General Account was made on the Date of Issue;

         (b)  there have been no partial surrenders; and

         (c) interest has been added at the guaranteed interest rate (see Guaranteed Interest Rate).

         If interest is added at a higher rate at any time, actual values will be more than those shown below.



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                                       10

                 TABLE OF MINIMUM (FIXED) GENERAL ACCOUNT VALUES

                PER $1,000 OF NET DEPOSIT TO THE GENERAL ACCOUNT

                                     Minimum                                           Minimum
      End of        Minimum         Surrender         End of         Minimum          Surrender
       Year         Reserve           Value            Year          Reserve            Value
1                   $ 1,040          $   988            16           $ 1,872          $  1,872
2                     1,082            1,028            17             1,947             1,947
3                     1,125            1,069            18             2,025             2,025
4                     1,170            1,111            19             2,106             2,106
5                     1,217            1,156            20             2,191             2,191
6                     1,265            1,215            25             2,665             2,665
7                     1,316            1,276
8                     1,369            1,341            30             3,243             3,243
9                     1,423            1,409
10                    1,480            1,480            35             3,946             3,946
11                    1,539            1,539
12                    1,601            1,601            40             4,801             4,801
13                    1,665            1,665
14                    1,731            1,731            45             5,841             5,841
15                    1,800            1,800
                                                        50             7,106             7,106



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                                       11

                               ANNUITY PROVISIONS

1.       Choices to be Made

         The Owner may tell Aetna to pay the Reserve (minus any charge for premium taxes) as a premium for an Annuity under Options 2, 3, 4, and 5 (see below). The first Annuity payment must generally be made no later than the first day of the month following the Annuitant's 75th birthday. The Owner may tell Aetna to make the first Annuity payment on the first day of any prior month.

         When any option is chosen, the Owner or beneficiary choosing the option must tell Aetna if payments are to be made other than monthly. They must also tell Aetna to pay:

         (a)      a Fixed Annuity;

         (b)      a Variable Annuity using any Variable Fund;

         (c)      a Variable Annuity using Income Fund; or

         (d)      any mix of these.

         When choosing a Variable Annuity, an assumed net return rate of 5% per year may be chosen. If not chosen, Aetna will use an assumed net return rate of 3.5% per year.

2.       Fund(s) Annuity Units - Separate Account

         The amount of the first Variable Annuity payment will be equal to:

         (a) the portion of the Individual Account Reserve (minus any charges for premium taxes) to be used to pay a Variable Annuity using the Fund(s); times

         (b)      the rate for each $1,000 for the Option chosen.

         Such amount, or portion, of the payment using a Fund will be divided by the Fund(s) Annuity Unit Value (see below) on the due date of the first payment to determine the number of the Fund(s) Annuity Units.

         Such number of the Fund(s) Annuity Units remains fixed. Each future payment is equal to such number times the Fund(s) Annuity Unit Value on the due date of each payment.



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
3.       Fund(s) Annuity Unit Value - Separate Account

         For any Valuation Period the Fund(s) Annuity Unit Value is equal to:

         (a)      the Value for the next previous Period; times

         (b) the net return factor(s) (see Investment Increment Factors - Separate Account provisions) for the tenth previous Period; times

         (c)      a factor to reflect the assumed net return rate.

         The factor for 3.5% per year is .9999058; for 5% per year it is .9998663.

         The dollar amount of Annuity Units, values, and payments may go up or down due to investment gain or loss.

         Payments shall not be changed due to mortality or expense results.

4.       Annuity Options

         Option 1 - Payment of Interest on Sum Left With Aetna - This option may be used only by the beneficiary when the death of the Annuitant is before Aetna has started paying an Annuity. A portion or all of the sum due may be held in the General Account of Aetna at interest (see Guaranteed Interest Rate - General Account provision). The beneficiary may later tell Aetna to:

         (a)      pay a portion, or all, of the sum held by Aetna; or

         (b) apply a portion, or all, of the sum held by Aetna under any of the Annuity Options below.

         Option 2 - Payments of a Stated Dollar Amount - An Annuity of a chosen amount will be paid until there are no funds left. The payments to be made in a year must be no less than $60 for each $1,000 applied to this Option, but cannot exceed an amount which would deplete the funds in less than 3 years.

         Where there is a right under Federal Securities Law to forego future payments and receive the present value of the Annuity under this Option in a lump sum, the exercise of that right within a 3 year period after the start of payments shall be treated as a surrender (see Surrender Value under Deposit, Reserve and Surrender Provisions).

         Option 3 - Payments for a Stated Period of Time - An Annuity will be paid for the number of years chosen. The number of years must be no less than 3 and no more than 30.



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                                       13

         Where there is a right under Federal Securities Law to forego future payments and receive the present value of the Annuity under this Option in a lump sum, the exercise of that right within a 3 year period after the start of payments shall be treated as a surrender (see Surrender Value under Deposit, Reserve and Surrender Provisions).



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                                       14

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                          PAYMENTS FOR A STATED PERIOD

     Years of           Amount of         Years of          Amount of        Years of         Amount of
     Payments           Payments          Payments          Payments         Payments          Payments
        3                $29.19              13               $7.94             22               $5.39
        4                 22.27              14                7.49             23                5.24
        5                 18.12              15                7.10             24                5.09
        6                 15.35              16                6.76             25                4.96
        7                 13.38              17                6.47             26                4.84
        8                 11.90              18                6.20             27                4.73
        9                 10.75              19                5.97             28                4.63
        10                 9.83              20                5.75             29                4.53
        11                 9.09              21                5.56             30                4.45
        12                 8.46

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                                                  PAYMENTS FOR A STATED PERIOD

     Years of           Amount of          Years of         Amount of          Years of         Amount of
     Payments            Payments          Payments          Payments          Payments          Payments
         3                $29.80              13               $8.64              22               $6.17
         4                 22.89              14                8.20              23                6.02
         5                 18.74              15                7.82              24                5.88
         6                 15.99              16                7.49              25                5.76
         7                 14.02              17                7.20              26                5.65
         8                 12.56              18                6.94              27                5.54
         9                 11.42              19                6.71              28                5.45
        10                 10.51              20                6.51              29                5.36
        11                  9.77              21                6.33              30                5.28
        12                  9.16



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

Option 4 - Life Income - An Annuity will be paid for life. Payments may be made for a minimum stated period, if chosen, of 60, 120, 180 or 240 months. If the Annuitant dies before the end of such stated period, payments will be made to the beneficiary for the rest of the stated period.



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                                       16

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                                                 LIFE INCOME WITH
               Age of                            Payments Guaranteed for a Stated Period of Months:
              Annuitant                   None           60            120           180           240
       Male              Female
       ----              ------         --------      --------      --------       --------      --------
        50                 55             $4.98         $4.96         $4.89          $4.77         $4.62
        51                 56              5.08          5.05          4.98           4.85          4.68
        52                 57              5.18          5.16          5.07           4.93          4.74
        53                 58              5.30          5.26          5.17           5.01          4.80
        54                 59              5.41          5.38          5.27           5.09          4.86

        55                 60              5.54          5.49          5.37           5.17          4.92
        56                 61              5.67          5.62          5.48           5.26          4.98
        57                 62              5.80          5.75          5.59           5.35          5.04
        58                 63              5.95          5.89          5.71           5.44          5.10
        59                 64              6.10          6.03          5.83           5.53          5.16

        60                 65              6.27          6.19          5.96           5.62          5.22
        61                 66              6.44          6.35          6.09           5.72          5.27
        62                 67              6.63          6.52          6.23           5.81          5.33
        63                 68              6.82          6.71          6.38           5.91          5.38
        64                 69              7.04          6.90          6.53           6.00          5.43

        65                 70              7.26          7.11          6.68           6.10          5.47
        66                 71              7.50          7.33          6.84           6.19          5.52
        67                 72              7.76          7.56          7.01           6.28          5.55
        68                 73              8.04          7.80          7.18           6.37          5.59
        69                 74              8.34          8.07          7.35           6.46          5.62

        70                 75              8.67          8.34          7.52           6.54          5.65
        71                                 9.01          8.63          7.70           6.62          5.67
        72                                 9.39          8.94          7.88           6.69          5.69
        73                                 9.79          9.26          8.05           6.76          5.71
        74                                10.22          9.61          8.22           6.81          5.72
        75                                10.69          9.96          8.39           6.87          5.73

   Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.



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                                       17

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

          Rates for Variable Annuity with Assumed Net Return Rate of 5%

                                                 LIFE INCOME WITH
               Age of                            Payments Guaranteed for a Stated Period of Months:
              Annuitant                   None           60            120           180           240
       Male              Female
       ----              ------         --------      --------      --------       --------      --------
        50                 55             $5.89         $5.86         $5.78          $5.65         $5.48
        51                 56              5.99          5.96          5.86           5.71          5.53
        52                 57              6.09          6.06          5.95           5.79          5.59
        53                 58              6.20          6.16          6.04           5.86          5.64
        54                 59              6.32          6.27          6.14           5.94          5.70

        55                 60              6.44          6.39          6.24           6.02          5.75
        56                 61              6.57          6.51          6.34           6.10          5.80
        57                 62              6.71          6.64          6.45           6.18          5.86
        58                 63              6.85          6.77          6.56           6.26          5.91
        59                 64              7.00          6.92          6.68           6.35          5.97

        60                 65              7.16          7.07          6.80           6.43          6.02
        61                 66              7.34          7.23          6.93           6.52          6.07
        62                 67              7.52          7.40          7.06           6.61          6.12
        63                 68              7.72          7.58          7.20           6.70          6.17
        64                 69              7.93          7.77          7.35           6.79          6.21

        65                 70              8.16          7.97          7.50           6.88          6.25
        66                 71              8.40          8.19          7.65           6.97          6.29
        67                 72              8.66          8.42          7.81           7.05          6.33
        68                 73              8.94          8.66          7.97           7.14          6.36
        69                 74              9.24          8.92          8.13           7.22          6.39

        70                 75              9.56          9.19          8.30           7.29          6.41
        71                                 9.91          9.48          8.47           7.36          6.43
        72                                10.29          9.78          8.64           7.43          6.45
        73                                10.69         10.10          8.80           7.49          6.47
        74                                11.13         10.43          8.97           7.55          6.48
        75                                11.60         10.79          9.13           7.60          6.49

    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.



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                                       18

Option 5 - Life Income for Two Payees - An Annuity will be paid during the lives of the Annuitant and a second annuitant. At the death of either, payments will continue to the survivor. When this option is chosen, a choice must be made of:

         (a)      100% of the payment to continue to the survivor;

         (b)      66-2/3% of the payment to continue to the survivor;

         (c)      50% of the payment to continue to the survivor; or

         (d) payments for a minimum of 120 months, with 100% of the payment to continue to the survivor.



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                                       19

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                                NO MINIMUM PERIOD

        Age of
   Second Annuitant                                        Age of Annuitant
                         Male 45      Male 50       Male 55      Male 60      Male 65      Male 70      Male 75
   Male      Female     Female 50    Female 55     Female 60    Female 65    Female 70    Female 75
   ----      ------     ---------    ---------     ---------    ---------    ---------    ---------
    50         55        $4.10         $4.27         $4.43        $4.57        $4.69        $4.79        $4.86
    55         60         4.21          4.43          4.65         4.86         5.04         5.20         5.32
    60         65         4.30          4.57          4.86         5.15         5.43         5.68         5.88
    65         70         4.38          4.69          5.04         5.43         5.83         6.21         6.56
    70         75         4.44          4.79          5.20         5.68         6.21         6.78         7.33
    75         80         4.48          4.86          5.32         5.88         6.56         7.33         8.16
    80         85         --            4.91          5.41         6.03         6.82         7.80         8.95

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                                NO MINIMUM PERIOD

       Age of
  Second Annuitant                                         Age of Annuitant
                        Male 45       Male 50       Male 55      Male 60      Male 65      Male 70      Male 75
   Male      Female    Female 50     Female 55     Female 60    Female 65    Female 70    Female 75
   ----      ------    ---------     ---------     ---------    ---------    ---------    ---------
    50         55         $5.00         $5.16         $5.31        $5.44        $5.57        $5.67        $5.75
    55         60          5.11          5.31          5.51         5.71         5.90         6.06         6.19
    60         65          5.20          5.44          5.71         5.99         6.26         6.52         6.73
    65         70          5.28          5.57          5.90         6.26         6.65         7.04         7.38
    70         75          5.34          5.67          6.06         6.52         7.04         7.59         8.14
    75         80          5.38          5.75          6.19         6.73         6.38         8.14         8.96
    80         85          --            5.81          6.29         6.90         7.66         8.62         9.76

    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.



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                                       20

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                         JOINT AND LAST SURVIVOR ANNUITY
                             66-2/3% TO THE SURVIVOR
                                NO MINIMUM PERIOD

       Age of
  Second Annuitant                                         Age of Annuitant
                        Male 45       Male 50       Male 55      Male 60      Male 65      Male 70      Male 75
   Male      Female    Female 50     Female 55     Female 60    Female 65    Female 70    Female 75
   ----      ------    ---------     ---------     ---------    ---------    ---------    ---------     -------
    50         55         $4.51         $4.72         $4.94        $5.18        $5.44        $5.71        $6.00
    55         60          4.70          4.94          5.20         5.49         5.81         6.14         6.49
    60         65          4.90          5.18          5.49         5.84         6.23         6.65         7.09
    65         70          5.11          5.44          5.81         6.23         6.71         7.25         7.82
    70         75          5.34          5.71          6.14         6.65         7.25         7.93         8.69
    75         80          5.58          6.00          6.49         7.09         7.82         8.69         9.69
    80         85           --           6.28          6.84         7.53         8.39         9.47        10.77

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                         JOINT AND LAST SURVIVOR ANNUITY
                             66-2/3% TO THE SURVIVOR
                                NO MINIMUM PERIOD

       Age of
  Second Annuitant                                         Age of Annuitant
                        Male 45       Male 50       Male 55      Male 60      Male 65      Male 70      Male 75
   Male      Female    Female 50     Female 55     Female 60    Female 65    Female 70    Female 75
   ----      ------    ---------     ---------     ---------    ---------    ---------    ---------     --------
    50         55         $5.43        $5.62          $5.84        $6.08        $6.36        $6.65        $6.98
    55         60          5.62         5.84           6.10         6.38         6.70         7.06         7.44
    60         65          5.82         6.08           6.38         6.72         7.11         7.54         8.01
    65         70          6.06         6.36           6.70         7.11         7.58         8.12         8.71
    70         75          6.31         6.65           7.06         7.54         8.12         8.80         9.56
    75         80          6.59         6.98           7.44         8.01         8.71         9.56        10.56
    80         85          --           7.31           7.84         8.49         9.33        10.38        11.66

    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.



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                                       21

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                         JOINT AND LAST SURVIVOR ANNUITY
                               50% TO THE SURVIVOR
                                NO MINIMUM PERIOD

       Age of
  Second Annuitant                                         Age of Annuitant
                         Male 45      Male 50       Male 55      Male 60      Male 65      Male 70      Male 75
   Male       Female    Female 50    Female 55     Female 60    Female 65    Female 70    Female 75
   ----       ------    ---------    ---------     ---------    ---------    ---------    ---------     -------
    50         55         $4.75         $4.98         $5.24        $5.55        $5.91        $6.32        $6.79
    55         60          4.99          5.24          5.54         5.88         6.28         6.76         7.30
    60         65          5.26          5.55          5.88         6.27         6.73         7.27         7.90
    65         70          5.59          5.91          6.28         6.73         7.26         7.90         8.65
    70         75          5.96          6.32          6.76         7.27         7.90         8.67         9.57
    75         80          6.37          6.79          7.30         7.90         8.65         9.57        10.69
    80         85           --           7.30          7.88         8.59         9.49        10.61        12.00

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                         JOINT AND LAST SURVIVOR ANNUITY
                               50% TO THE SURVIVOR
                                NO MINIMUM PERIOD

       Age of
  Second Annuitant                                         Age of Annuitant
                         Male 45      Male 50       Male 55      Male 60      Male 65      Male 70      Male 75
   Male       Female    Female 50    Female 55     Female 60    Female 65    Female 70    Female 75
   ----       ------    ---------    ---------     ---------    ---------    ---------    ---------     -------
    50         55        $5.67        $5.89          $6.15        $6.47        $6.84        $7.29         $7.81
    55         60         5.91         6.15           6.44         6.78         7.20         7.70          8.28
    60         65         6.20         6.47           6.78         7.16         7.63         8.19          8.86
    65         70         6.54         6.84           7.20         7.63         8.16         8.80          9.58
    70         75         6.95         7.29           7.70         8.19         8.80         9.56         10.48
    75         80         7.42         7.81           8.28         8.86         9.58        10.48         11.60
    80         85         --           8.39           8.94         9.61        10.46        11.56         12.92

    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.



ISE-CDA-HO

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                            120 MONTHS MINIMUM PERIOD

       Age of
  Second Annuitant                                         Age of Annuitant
                         Male 45      Male 50       Male 55      Male 60      Male 65      Male 70      Male 75
   Male       Female    Female 50    Female 55     Female 60    Female 65    Female 70    Female 75
   ----       ------    ---------    ---------     ---------    ---------    ---------    ---------     -------
     50         55       $4.10         $4.27         $4.42        $4.56        $4.68        $4.77         $4.83
     55         60        4.21          4.42          4.64         4.84         5.02         5.16          5.26
     60         65        4.30          4.56          4.84         5.12         5.38         5.61          5.78
     65         70        4.37          4.68          5.02         5.38         5.76         6.10          6.37
     70         75        4.42          4.77          5.16         5.61         6.10         6.58          7.00
     75         80        4.46          4.83          5.26         5.78         6.37         7.00          7.58
     80         85         --           4.86          5.33         5.88         6.55         7.29          8.02

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                            120 MONTHS MINIMUM PERIOD

       Age of
  Second Annuitant                                         Age of Annuitant
                         Male 45      Male 50       Male 55      Male 60      Male 65      Male 70      Male 75
   Male       Female    Female 50    Female 55     Female 60    Female 65    Female 70    Female 75
   ----       ------    ---------    ---------     ---------    ---------    ---------    ---------     -------
     50          55        $5.00       $5.15         $5.30        $5.43        $5.55        $5.64         $5.71
     55          60         5.10        5.30          5.50         5.69         5.87         6.01          6.12
     60          65         5.19        5.43          5.69         5.96         6.21         6.44          6.61
     65          70         5.27        5.55          5.87         6.21         6.57         6.90          7.17
     70          75         5.32        5.64          6.01         6.44         6.90         7.37          7.78
     75          80         5.36        5.71          6.12         6.61         7.17         7.78          8.34
     80          85         --          5.75          6.19         6.72         7.35         8.06          8.76

    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.



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                                       23

5.       Other Terms of Annuity Options

         No choice of any Annuity Option may be made if the first payment would be less than $20 or if the total payments in a year would be less than $100.

         Age, where used in the above tables, means age nearest birthday on the date of the first payment. The tables for Options 4 and 5 use the Annuity table for 1949 with:

         (a)      a 1 year age reduction for males; and

         (b)      a 6 year age reduction for females.

         If Fixed Annuity Options 3, 4, or 5 are chosen and Aetna's current applicable rates at that time are larger than the rates above, the larger payment will be made.

6.       Death of Annuitant/Beneficiary

         When an Annuitant dies while payments are being made under an Annuity Option, payments will be continued to the beneficiary as provided by the option. If no beneficiary is living, the present value of any remaining payments will be paid in one sum to the Owner. The present value will assume the same interest rate that was used when the first payment was made.

         When a beneficiary dies while a sum is held at interest, the amount held will be paid in one sum to the estate of the beneficiary. When a beneficiary dies while payments are being made under an Annuity Option, the present value of any remaining payments will be paid in one sum to the estate of the beneficiary. The present value will assume the same interest rate that was used when the first payment was made.



ISE-CDA-HO

                    Aetna Life Insurance and Annuity Company
                        Home Office: 151 FARMINGTON AVE.
                           HARTFORD, CONNECTICUT 06156
                                 (203) 273-0123


                       INDIVIDUAL SINGLE DEPOSIT CONTRACT
                    VARIALBE OR FIXED ANNUITY OR COMBINATION
                                NON PARTICIPATING

        ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE
                    NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.



ISE-CDA-HO


                                       25